Exhibit 10 (m) (i)

STATE BANCORP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT dated as of November 13, 2006, (the "Date of Grant"), between STATE BANCORP, INC. (the "Company") and THOMAS M. O’BRIEN (the "Grantee").

1.  Grant of Options. Pursuant to the Employment Agreement dated November 6, 2006 (the “Employment Agreement”) by and among the Grantee, the Company and State Bank of Long Island (the “Bank”), the Company hereby grants the Grantee options (the “Options”) to purchase 164,745 shares of its common stock, par value $5.00 per share (the "Optioned Shares").

2.  Term of Options. The Options shall be an effective and binding obligation of the Company only during the Option Term (as hereinafter defined) and, upon the expiration of the Option Term, the Options shall become null and void to the extent of the Optioned Shares not theretofore purchased. The "Option Term", for purposes of this Agreement, shall be the period commencing with the Date of Grant and ending with the earlier of the following dates: (i) the tenth anniversary of November 6, 2006 (the “Announcement Date”) or (ii) the Company’s termination of the Grantee’s employment with Cause (as defined in the Employment Agreement).

3.  Exercise Price. The exercise price per share shall be $17.84.

4.  Exercise of Options. Subject to the terms and conditions set forth in this Agreement, including the accelerated vesting and forfeiture provisions set forth in Section 5 below, the Options will become exercisable ("vest") as follows: twenty (20%) percent of the Optioned Shares shall vest and become exercisable on each anniversary of the Announcement Date until all of the Optioned Shares have become exercisable.

5.  Termination. Notwithstanding anything to the contrary herein, the following provisions shall govern the treatment of the Options following the termination of the Grantee’s employment:

a.  Death. If the Grantee’s termination of employment is due to death, the entire unvested portion of the Options shall vest as of the date of the Grantee’s death.

b.  Disability. If the Grantee’s termination of employment is due to the determination of the Grantee’s disability pursuant to Section 10 of the Employment Agreement, the Options shall continue to vest as if the Grantee remained in the active service of the Company and the Bank and, in the event of the Grantee’s death prior to full vesting of the Options, any unvested portion of the Options shall vest as of the date of the Grantee’s death.

c.  Termination With Cause. If the Grantee’s employment is terminated by the Bank with Cause (as defined in the Employment Agreement), any unexercised Options, whether or not vested, shall be forfeited. If the Board of Directors of the Company (the “Board”) shall have temporarily suspended the Grantee’s duties pursuant to the Employment Agreement while any proceeding to discharge the Grantee with Cause is pending, the Board may, by written notice to the Grantee, also temporarily suspend the exercise of the Option.

d.  Termination without Cause. If the Grantee’s employment is terminated by the Bank for any reason other than Cause or disability, any unvested Options shall vest as of the date of such termination of employment.

e.  Resignation with Good Reason. If the Grantee resigns with Good Reason (as defined in the Employment Agreement), any unvested Options shall vest as of the date of termination of employment.

f.  Resignation without Good Reason. If the Grantee resigns without Good Reason, any unvested Options shall be forfeited and shall terminate and be of no further force or effect as of the date of termination of employment.

6.  Method of Exercise. An Option may be exercised in whole or in part at any time by written notice to the Company, at its principal office at 699 Hillside Avenue, New Hyde Park, New York (or such other place as may hereafter be designated by the Company), which notice shall specify the number of Optioned Shares as to which the Grantee desires to exercise. The notice shall be accompanied by an unendorsed certified or official bank check or money order for the full exercise price, in United States dollars, payable to the order of the Company or, if the Grantee so elects, in whole or in part by delivery to the Company of shares of unrestricted common stock of the Company then owned by the Grantee, provided such shares have been beneficially owned by the Grantee for at least one (1) year. Any shares to be used in full or partial payment of the exercise price shall be valued at the Fair Market Value of the shares on the date of exercise of the Option. “Fair Market Value” of a share for purposes of this Agreement shall mean (i) if, on such date, the Company’s stock is listed on a securities exchange or quoted on a market system, the closing price of a share of stock as quoted on such securities exchange or market system constituting the primary market for the Company’s stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable or (ii) if, on such date, the Company’s stock is not listed on a securities exchange or quoted on a market system, the Fair Market Value of a share of the Company’s stock shall be as determined by the Board of Directors of the Company in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. In the event the exercise price is to be paid in full or in part by surrender of the Grantee’s shares, in lieu of actual surrender of certificates representing shares owned by the Grantee the Company may waive such surrender and instead deliver to or on behalf of the Grantee a certificate representing a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Grantee to the Company. The Company’s Board of Directors (or any committee of such Board of Directors with authority over the Company’s stock option plans) may permit the Grantee to make payment by wire transfer and may permit electronic delivery of notice in lieu of written notice. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock.

7.  Tax Withholding. No shares will be issued pursuant to the exercise of an Option unless and until the Grantee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of an Option. The Grantee shall have the right to direct the Company to deduct from the shares issuable to the Grantee upon the exercise of an Option, or to accept from the Grantee the tender of, a number of whole shares having a Fair Market Value equal to all or any part of the tax withholding obligations of the Grantee.

8.  Compliance with Securities Law. The issuance of shares pursuant to this Agreement shall be subject to compliance with all applicable requirements of Federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Company’s stock may then be listed or quoted. In addition, no Option may be exercised or shares issued pursuant to this Agreement unless (a) a registration statement under the Securities Act of 1933 shall at the time of such exercise or issuance be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to this Agreement may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As soon as practicable, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 covering a sufficient number of shares of the Company’s common stock to provide for all of the common stock contemplated to be issued the under this Agreement. Thereafter, the Company shall take all actions required to maintain the effectiveness of such registration statement until all common stock issuable under this Agreement has been so issued or the Option Term has expired. Subject to the Company’s compliance with the foregoing provisions of this Agreement, the inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.

9.  Reclassification, Consolidation, or Merger. In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Company stock of the same class as the Optioned Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property) that has a material effect on the fair market value of the Company stock, liquidation, dissolution, or other similar corporate transaction or event that has a material effect on the fair market value of the Company stock, such that an adjustment is appropriate in order to prevent the dilution or enlargement of the rights of the Grantee with respect to the Options, the Company's Board of Directors or any committee of such Board of Directors with authority to administer the Company's stock option plans shall, in such manner as it may determine, adjust any or all of (i) the number and kind of securities underlying the Options and (ii) the exercise price of the Options, to prevent such dilution or enlargement.

10.  Rights Prior to Exercise of Options. The Grantee shall have no rights as a shareholder with respect to the Optioned Shares as to which the Options shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares other than those rights that are expressly conferred by this Agreement.

11.  Nonassignability. This Options shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Grantee otherwise than by will or laws of descent and distribution and shall be exercisable during his or her lifetime only by the Grantee, and shall not be subject to execution, attachment or similar process. The Grantee may, by written notice delivered to the Company prior to the Grantee's death, designate a beneficiary or beneficiaries who shall, upon the Grantee's death, succeed to his rights in respect of any unexercised Options and may revoke a prior designation by similar subsequent notice.

12.  Binding Effect, Modification. This Agreement is binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. This Agreement may only be altered, modified or amended by a writing signed by the Company and the Grantee.

13.  Non-qualified Stock Options. The Options are not intended to be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

STATE BANCORP, INC.

BY:___________________________

______________________________
THOMAS M. O’BRIEN (Grantee)

(Form of Notice to be Given When
Foregoing Options is Exercised)

State Bancorp, Inc.
699 Hillside Avenue
New Hyde Park, New York 11040

The Undersigned, Thomas M. O’Brien, as Grantee under the Non-Qualified Stock Option Agreement dated as of November 13, 2006, hereby exercises the option contained in said Agreement for the purchase of __________ shares of the common stock of the Company. The undersigned delivers to you herewith in payment of the shares:

__________a certified official bank check or money order payable to the order of the Company, in the amount of $______________;

________ shares of unrestricted common stock of the Company.

Dated: _______________, 2006

__________________________________
Signature

__________________________________
Address

__________________________________

Note: If the option is exercised either by a legatee under the Grantee's last will or by the personal representative of the Grantee or designated beneficiary of the Grantee, evidence must be submitted satisfactory to the Company that such person is the personal representative or beneficiary, as applicable of the Grantee.